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                             EXHIBIT INDEX


                                                              Sequentially
                                                                Numbered
                                                                 Pages
  Number

     4.  Instruments Defining the Rights of Security
         Holders, Including Indentures

         4.1  Restated Articles of Incorporation of SCANA
              Corporation as adopted on April 26, 1989
              (Exhibit 3-A to Registration Statement No.
              33-49145)...........................................    #

         4.2  By-Laws of SCANA Corporation as revised and
              amended on December 15, 1993 (Exhibit
              3-B to Form 10-Q for the quarter ended
              September 30, 1994, File No. 1-8809)................    #

         4.3  SCANA Corporation Stock Purchase-Savings
              Plan (As amended and restated from January 1, 1989
              to and as of July 1, 1994) (Filed herewith).........    9

         4.4  Trustee Agreement SCANA Corporation Stock
              Purchase-Savings Plan (Dated December 16,
              1991) (Filed herewith)..............................   67

     5.  Opinion Re Legality (Filed herewith).....................   78

    15.  Letter Re Unaudited Interim Financial
         Information
         Not applicable

    23.  Consents of Experts and Counsel

         (a) Consent of Deloitte & Touche LLP (Filed herewith)....   79
         (b) Consent of Asbury H. Gibbes (Included in his opinion in Exhibit 5)

    24.  Power of Attorney (Filed herewith).......................   80

    27.  Financial Data Schedule
         Not applicable

    28.  Information From Reports Furnished to
         State Insurance Regulatory Authorities
         Not applicable

    99.  Additional Exhibits
         Not applicable


# Incorporated herein by reference as indicated.




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